UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                      FORM 8-K/A

                                   CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   February 1, 2005
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                                    Date of Report
                          (Date of Earliest Event Reported)

                                NORTON INDUSTRIES CORP.
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                 (Exact Name of Registrant as Specified in its Charter)

                                     DELAWARE
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                     (State or Other Jurisdiction of Incorporation)

              000-49852                               04-3616479
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      (Commission File Number)            (IRS Employer Identification No.)

             Level 19, Building C, Tianchuangshiyuan, Huizhongbeili,
                    Chaoyang District, Beijing, China, 100012
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          (Address of Principal Executive Offices, including ZIP Code)

                                (8610) 6480-1527
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                 Registrant's Telephone Number, including Area Code

                     80 Wall Street, Suite 818, New York, NY 10005
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            (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






                                     FORM 8-K

                                      INDEX


ITEM 2.01   Completion of Acquisition or Disposition of Assets........       2

ITEM 3.02   Unregistered Sales of Equity Securities...................      14

ITEM 4.01   Changes in Registrant's Certifying Accountant.............      15

ITEM 5.01.  Changes in Control of Registrant..........................      16

ITEM 5.02.  Departure of Directors or Principal Officers; Election
             of Directors; Appointment of Principal Officers..........      18

ITEM 8.01   Other Events..............................................      20

ITEM 9.01   Financial Statements and Exhibits.........................   20-41








Item 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 30, 2005, Comp Hotel International Ltd. and Waywood Investment Ltd. ("Selling Stockholders"), who were collectively owned 100% of capital stock of Norton Industries Corp. (the "Registrant"), entered into a Share Exchange Agreement with Bauer Invest Inc., a British Virgin Islands corporation ("Bauer"), pursuant to which the Selling Stockholders sold all outstanding capital shares, or 5,000,000 shares of common stock of the Registrant, owned by Selling Shareholders, to Bauer in exchange for $100,000 in cash and five percent (5%) of the capital shares issued and outstanding after the acquisition ("Post-Acquisition Shares"). This transaction was accounted for as a reverse acquisition.

Concurrently the Registrant issued 19,000,000 shares of its common shares to 108 shareholders of Bauer on pro rata basis, the number of shares received by each person was proportionate to the number of shares he/she originally owned in Bauer. Those shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

As a result, (i) Bauer becomes a wholly owned subsidiary of the Registrant, and the shareholders of Bauer became the Registrant's controlling shareholders;
(ii) the name of the Registrant will be changed to Dahua Inc., and (iii) all existing members of the Board of Directors and executive officers of the Registrant resign, and new Board members and executive officers are appointed by Bauer.

Prior to the acquisition, the Registrant was a blank check company seeking to complete a merger or business acquisition, and had virtually conducted no business. Bauer is a holding company, which conducts its business through its 80% owned subsidiary Beijing Dahua Real Estate Development Ltd., a company operated in the People's Republic of China ("Dahua Real Estate").

Bauer was incorporated on December 10, 2003, under the laws of the Territory of the British Virgin Islands. Bauer has no operations other than holding 80% of capital stock of Dahua Real Estate, which was acquired by Bauer on May 25, 2004 in a reverse merger transaction. Because Bauer has no operations, the assets and liabilities reflected on the balance sheet are essentially those of Dahua Real Estate, and the statement of operations reflects the operations of Dahua Real Estate. Whatever organizational and acquisition costs incurred by Bauer were recorded on the books of Bauer.

Dahua Real Estate was incorporated on September 24, 2001 to engage in the development and sale of luxury residential housing units. Bauer was a non-operating shell company and incurred minimal costs to acquire Dahua Real Estate, and therefore there was no need for adjustment for any costs incurred by Bauer to be "pushed down" in the accounts of Dahua Real Estate. Dahua
Real estate did not incur any other costs that required to be "pushed down" for the completion of the transaction.

The merger transaction between the Registrant and Bauer was accounted for as a reverse acquisition, whereby, under accounting principles generally accepted in the United States of America, after completion of the merger, the Registrant will file prior historical financial information of Bauer, on a stand-alone basis, for the year prior to the acquisition. The continuing operations of the Registrant will reflect the consolidated operations of Bauer and its wholly owned subsidiary Dahua Real Estate. The acquisition of Dahua Real Estate by Bauer was treated as a reverse merger in accordance with purchase accounting under APB 16.

Bauer has not been involved in any bankruptcy, receivership or similar proceedings. Other than the reverse merger mentioned above, there is no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

BAUER'S BUSINESS

Bauer, through its wholly owned subsidiary Beijing Dahua Real Estate Development Ltd, engages in the business of development, construction and sale of residential luxury single-family homes in suburban Beijing, China. Dahua Real Estate has been given permission by Beijing municipal governmental agencies to provide certain services for housing, information consulting, and sales of building, electrical, and decorating materials. Since inception Dahua Real Estate has not provided such services.

Development Projects

In July 2003, we started to develop our first real estate project. The project is called the first phase of Dahua Garden (the "First Phase"), which consists of 76 luxury residential units, all of which are single houses ranging from approximately 2,000 to 5,000 square feet, each with 3 - 4 bedrooms with built -in closets and adjacent bathrooms, an open eat-in kitchen, a family room, a living room, and an attic solarium for indoor sun bathing. Those homes are within reasonable driving distances from Beijing metropolitan areas. The project is located at the northern skirt of Beijing, China.

The property being developed sits on a hot spring, spewing10,000 cubic meters per day providing every house with hot spring water for baths. The water temperature at the mouth of the hot spring is over 60 degrees centigrade. The surplus hot spring water is discharged into the surrounding creeks and ponds, making them unfrozen all year round.

The average sales price is around RMB1,000 (approximately $120) per square foot. The price does not include interior finishing, light fixtures, plumbing and appliances, which are custom tailored to suit individual tastes and preferences of the buyer from a menu of options. The average cost for interior finishing is approximately RMB 200 per square foot. The interior finishing can be done by outside contractors of the buyer's choice.

The First Phase is constructed on land licensed from the Government of China for a period of 70 years, expiring on April 27, 2073. The granting of land use licenses is a common practice in China as all land is government-owned, and, at present, no option to purchase land has ever been granted. Pursuant to the laws of China, all land belongs to the government. Regardless of whether real estate is purchased or sold for residential or business purposes, the purchaser will receive the ownership license and a permit to only use the land, as opposed to owning the land.

The construction began in July 2003 and was completed in December 2004. Through the end of 2004, we had sold 30 of the 76 units of the First Phase. These contracts will be closed when construction is completed. As of September 30, 2004, we had received deposits on the units totaling $3.75 million.

Upon transfer of title of the units to the owners, each unit will be assigned its portion of the 70-year license and we will not have any interest in such units that have transferred title. Eventually when construction of all projects is completed and all units are sold we will not have any interest in the licensed land or the First Phase.

We have received purchaser deposits from the pre-sale of some of the residential units. After completion of the First Phase in December 2004, titles to the units were transferred to the respective owners.

We are currently applying with Beijing municipal and Changping district governmental agencies for all the requisite licenses, permits, and approvals to start our Second Phase of Dahua Garden development project. The project will include 250 homes located on a 267,000-square meter site with community clubhouse, creeks, ponds, and professionally manicured gardens and landscape. As of the date of this report, no such licenses, permits or approvals have been obtained. The Second Phase will not be contingent upon our successful completion of the First Phase.

Residential Home Construction

We act as the general contractor for our residential home developments and hire subcontractors for all construction activities. The use of subcontractors enables us to reduce our investment in direct labor costs, equipment and facilities. We generally price our housing only after we have entered into contracts for the construction with subcontractors, an approach which improves our ability to estimate costs accurately.

As the general contractor, we select our subcontractors for construction through a competitive bidding process. In addition to the bid price, our criteria include the bidders' experience, reputation, recommendations and reference from other developers, etc. The construction prices, which are capped and cover all materials and labor needed to complete the construction, are predetermined upon execution of a construction contract between us and the subcontractors. The bid-winning subcontractor will make advance payments for all materials and labor. We make payments to the subcontractors over time upon completion and acceptance of certain phases of construction according to agreed-upon milestones specified in the construction contract.

Our competitive bidding process include the following steps: (1) Bid invitation registration, (2) Bid invitation announcement, (3) Bid submission,
(4) Pre-screening of bidders' qualifications, (5) Purchase of bid document package by the pre-qualified bidders, (6) Opening bids, (7) Assessment of bids, (8) Selection and determination of the winning bidder, (9) Notice of award, and (10) execution of the construction contract.

To assure quality, construction is monitored by Beijing Aocheng Construction Management Ltd. and by construction quality control authorities under the Changping District government.

We currently employ a licensed architect who directs and oversees the preparation of design plans for our projects by its design staff. As the general contractor, we are responsible for all planning, scheduling and budgeting operations. There is an on-site superintendent who oversees the subcontractors. We supervise the construction of our project, coordinate the activities of subcontractors and suppliers, subject their work to quality and cost controls and assure compliance with zoning and building codes.

Subcontractors typically are retained on a project-by-project basis to complete construction at a fixed price. Agreements with our subcontractors are generally entered into after competitive bidding on an individual basis. We generally obtain information from prospective subcontractors and suppliers with respect to their financial conditions and abilities to perform under their agreements prior to commencement of a formal bidding process. The services performed for us by subcontractors are generally readily available from a number of qualified subcontractors.

We use, to the extent feasible, standardized materials in our commercial construction and homebuilding operations in order to permit efficiencies in construction and material purchasing that can result in higher margins.

Our subcontractors generally negotiate the purchase of major raw material components such as concrete, lumber and structural steel. They are responsible for what they purchase and for what they pay for. Raw materials used in our operations are generally readily available from a number of sources but prices of such raw materials may fluctuate due to various factors, including supply and demand.

To date, we have not encountered any problems that would affect the delivery date of our First Phase units, nor have we experienced a significant increase in prices of materials.

The First Phase is subject to government inspections prior to transfer of title to buyers. The purpose of the inspection is to ensure that real estate developers adhere to government standards of quality and safety.

Other Government regulations that we must adhere to are:

   o Any structures being constructed must be for residential and commercial use;

   o  All structures must be within certain dimensions;

   o Public infrastructures must be in place such as electrical and telephone poles, underground pipe systems,

   o There must be various safety access routes in case of emergencies such as a fire or earthquake;

   o  Construction must not violate Environmental Laws in effect; and

   o  Compliance with certain infrastructure standards.

To date we have not violated any of the above noted regulations.

We typically obtain all necessary development approvals, complete a satisfactory environmental assessment of the site, secure any necessary financing and complete other due diligence deemed appropriate by us prior to becoming obligated to commerce the construction.

Acquisition of Land Use Rights

The residential home development process in China generally consists of three phases: (1) acquisition of land use rights; (2) land development and construction; and (3) sale. The development cycles vary depending on the extent of the government approvals required, the size of the development, necessary site preparation, weather conditions and marketing results.

The whole development process for our First Phase is set forth as follows:

   1. Signing of a land use rights transfer agreement with the owner of such rights, i.e. Lutuan Village Committee of Beiqijia County, Changping District, Beijing. Said agreement was then submitted to the Beiqijia County Government for approval.

   2. Preparation of a "Proposal of the First Phase of Dahua Low Density Residential Development Subdivision, which, after approval by Beiqijia County Government and Changping District Government, was submitted to the Development and Reform Commission of Beijing Municipal Government for approval.

   3. Approval of the Proposal by the Development and Reform Commission of Beijing Municipal Government after consultation with Beijing Construction Commission and Planning Commission.

    4. Submission of the Proposal by the Land Resources Bureau of Changping District to Beijing National Land Resources Bureau in applying for changing the nature of the proposed construction site from a collective land to a state land.

    5. Signing of a "Land Use Rights Transfer Agreement" with Beijing National Land Resources Bureau and Beijing Housing Administration, making payment of land use fee, and obtaining the "National Land Use Permit".

    6. Submission of a detailed development plan to Beijing Planning Commission to obtain "Development Planning Permit" and "Development Construction Permit".

    7. Upon issuance of the four Permits as set forth above, submission of an application to Beijing National Land Resource Bureau and Beijing Housing Administration for the "Residential Housing Pre-sale Permit".

The above-mention five Permits are needed for all real estate development projects in Beijing. Upon issuance of the "Residential Housing Pre-sales Permit", we may begin to sell housing units to the public. After signing a purchase agreement with buyer, the agreement is recorded at the National Land Resource Bureau and Housing Administration of Changping District, Beijing.

Project Funding

The total amount of financing needed to complete the First Phase of Dahua Garden residential home development project is approximately RMB 70 million, or $8.46 million. The construction of the First Phase was initially financed by Dahua Group, our affiliate, by infusing equity capital and providing unsecured short-term loans. Mr. Yonglin Du, our President and CEO, is also the President and CEO of Dahua Group. Additional financing has been derived from the purchase deposits received from the pre-sale of our First Phase units.

After receiving the Residential Housing Pre-sale Permit issued by the government, we, the developer, are permitted to sell the residential units to be built to the public, which is common practice in China. Upon execution of a binding purchase contract between the developer and the buyer, a deposit is required to be made to the developer, which we use to construct our residential units. As of September 30, 2004, we received $3.75 million of buyer deposits. We believe that current market demand for the residential units may generate sufficient deposits to fund our operations.

We estimate that approximately $60.5million is required to complete the Second Phase. In addition to customer deposits, short-term loans from Dahua Group, the proceeds generated from the First Phase sales will also be used to finance the Second Phase development.

Sales and Marketing

Our sales and marketing activities are conducted principally through our ten
(10) sales employees. The salespersons are paid by base salary, plus sales commission, which is 0.3% of gross sales.

Our sales are made pursuant to a standard sales contract, which generally requires a customer deposit at the time of execution. Subject to particular contract provisions, we generally permit purchasers to cancel their contractual obligations in the event mortgage approvals are unobtainable within a specified period of time.

Our residential homes are targeted toward buyers who desire luxury property with many attractive features on which to build primary and secondary homes for use as primary residences, vacation retreats, retirement residences, or investments. Our target buyers include upper and middle class Chinese citizens and foreign nationals working in Beijing and the surrounding area, such as Shanxi and Hebei provinces, ranging from 30 to 60 years of age, including private entrepreneurs, senior executives, technology elites, college professors and self-employed professionals. The foreign nationals are expatriates of foreign companies based in China. Our strategy for remaining competitive in this market involves building on our reputation of offering quality homes; using our own sales offices and personnel; and offering properties with many appealing features, such as trails, water access, creeks, and attractive views. We don't depend on one or a few major customers.

We sell our homes through our sales representatives who typically work from sales offices located in the model homes at the development site. Sales representatives assist potential buyers by providing them with basic floor plans, price information, development and construction timetables, preview of model homes and the selection of options. Our sales representatives are trained by us and generally have had prior experience selling new homes in the local market. We also market our homes for sale through direct mailing to identified population of prospective buyers and, to a lesser extent, through other media, including newspapers, television and radio advertising, airplane advertising, product tie-ins, billboards and other signage. From January 1, 2003 to September 30, 2004, our advertising expenses were approximately $92,660.

Homes are sometimes sold prior to or during construction using sales contracts which are accompanied by cash deposits. Purchasers are permitted to cancel sales contracts if they are unable to qualify for financing and under certain other circumstances, including rescission rights which may be given under local law. We believe that our cancellation rate is consistent with that generally experienced at other similar home developments. Although cancellations can delay the sale of our homes, they have not had a material impact on our sales, operations or liquidity.

To assist in the marketing of our homes and to limit our liability for certain construction defects, we sell our homes subject to a limited warranty that is provided by our sub-contractors. We don't provide any kind of warranty to homebuyers. Our sub-contractors are responsible for the cost to repair major structural defects, roofing, internal walls, heating, tiling problems, if any, for certain period of time, from one to five years. The foregoing repair costs are limited by our subcontractors' policy to the repair, replacement or payment of the reasonable cost of repair or replacement of such warranted items not to exceed an aggregate amount equal to the final sales price of the home covered by the warranty.

We do not provide financing to prospective homebuyers, but work closely with mortgage brokers or lenders who assist our homebuyers in obtaining financing. We have no single customer that accounts for any substantial portion of our revenues.

Regulation

Real estate development is a government regulated industry, and we are subject to extensive local, district, municipal and national rules and regulations regarding permitting, zoning, subdivision, utilities and water quality, as well as national rules and regulations regarding air and water quality and protection of endangered species and their habitats. Regulation is carried on by municipal, district, and national authorities, of which the municipal and district governments have the greatest regulatory impact. The City of Beijing, in which we operate, has been adopting increasingly restrictive regulations associated with development activities, including the adoption of more restrictive ordinances, greater emphasis on land use planning, pressure to increase the number of low density residential developments, and heightened public concern aimed at limiting development as a means to control growth. Such regulation may delay development of our properties and result in higher developmental and administrative costs.

To engage in the business of real estate development and sale of residential units in Beijing, China, certain government approval is required. We have obtained all necessary licenses and permits, which include (i) State-Owned Land Using License issued by Beijing Land Resources and Residential Housing Management Bureau; (ii) Constructive Lands Planning License issued by Beijing Planning Committee; (iii) Constructive Project Construction License issued by Beijing Construction Committee; (iv) Constructive Project Planning License issued by Beijing Planning Committee; and (v) Commercial Residential House Pre-Sales License issued by Beijing Land Resources Bureau and Building Management Bureau.

As of the date of this report, we are in material compliance with these laws and regulations.

Environmental Matters

We are subject to China's national and local environmental protection laws. These laws could hold us liable for the costs of removal and remedy of certain hazardous substances or wastes released on our property regardless of whether we were responsible for the presence of hazardous substances. The presence of hazardous substances, or the failure to properly remedy them, may have a material adverse effect on our results of operations and financial condition. To date we are not aware of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with our property and operations. We believe that we are in material compliance with these laws and regulations.

As to date, we did not incur any costs in complying with environmental laws and regulations. Compliance with environmental laws and regulations is not expected to have a material effect on our results of operation and financial condition. However, no assurance can be given that China's environmental authorities will not impose more stringent regulations which could have a material adverse effect on our results of operation and financial condition.

Patents and Trademarks

We do not own any patents or trademarks.

Product Research and Development

To date we have not conducted any product research and development. We do not plan to conduct any product research and development activities in the next twelve months.

Employees

We currently have 22 full-time employees. We expect that there will be no significant changes in the number of employees in the coming twelve months. None of our employees is represented by trade unions. We consider our employee relation to be satisfactory.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis in conjunction with our financial statements, including the notes thereto contained elsewhere in this report. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a variety of certain risk factors. Our actual results could differ materially from those discussed here.

Overview

We are engaged in the business of development, construction and sale of residential luxury single-family homes in suburban Beijing, China. We are given permission by Beijing municipal governmental agencies to provide certain services for housing, information consulting, and sales of building, electrical, and decorating materials. Since inception we have not provided such services.

We conduct our business through our operating subsidiary Beijing Dahua Real Estate Development, Ltd. ("Dahua Real Estate"). In July 2003, we started to develop our first real estate project. The project is the first phase of our Dahua Garden (the "First Phase"), which consists of 76 luxury residential units, all of which are single houses ranging from approximately 2,000 to 5,000 square feet, each with 3 - 4 bedrooms. The project is located at the northern skirt of Beijing, China.

The construction began in July 2003 and was completed in December 2004. Through the end of 2004, we had sold 30 of the 76 units of the First Phase. As of September 30, 2004, we had received deposits on 16 units totaling $3.75 million.

We are currently applying with Beijing municipal and Changping district governmental agencies for all the requisite licenses, permits, and approvals to start our Second Phase of Dahua Garden development project. The project will include 250 homes located on a 267,000-square meter site with community clubhouse, creeks, ponds, and professionally manicured gardens and landscape. We have not received such licenses, permits or approvals as of the date of this report.

There are no seasonal aspects that could have a material effect on our financial condition or results of operation.

Results of Operations

For the Nine-Month Period Ended September 30, 2004

Revenue.    We had no revenue for the nine months ended September 30, 2004.
We started our first construction project on development of real estate luxury residential single-family homes in July 2003. The project was not completed until December 20, 2004. No revenue was been recognized for the nine months ended September 30, 2004.

Operating Expenses. Operating expenses, consisting of selling, general and administrative expenses, was $270,021 for the nine-month period ended September 30, 2004. Of which, $87,121, or 32.3%, were payroll expenses, and $63,992, or 23.7%, was advertising expenses.

Interest Income and Expenses.    For the nine months ended September 30, 2004,
we had no interest expenses, and we had interest income of $2,624.

Net Loss

As a result of the factors discussed above, for the nine-month period ended September 30, 2004, our net loss was $274,858.

For the Year Ended December 31, 2003

Revenue.   For the year ended December 31, 2003, we did not generate any revenue. We started our first construction project on development of real estate residential single-family homes in July 2003. The project was not completed until December 20, 2004. Accordingly, there was no revenue that had been recognized for this period.

Operating Expenses. For the year ended December 31, 2003, our operating expenses were $167,169. Of which, $58,193, or 34.8%, was payroll expense, and $28,665, or 17.2%, was advertising expenses.

Interest Income and Expenses.   For the year ended December 31, 2003, we
spent $98,161 in interest expenses, and we had interest income of $664.

Net Loss

As a result of the factors discussed above, we had net loss of $271,442 for the year ended December 31, 2003.

LIQUIDITY AND CAPITAL RESOURCES

To date, our operating funds have been provided primarily by contributor capital ($1,209,190) and unsecured short-term loans ($3,845,326) from Dahua Group, our affiliate, and by the purchase deposits ($3,749,038) we received from our pre-sale of residential units.

We started our residential construction project in July 2003. For the year ended December 31, 2003, Dahau Group provided us $3.96 million of unsecured short-tern loans, and we received purchase deposits of $65,296. For the nine months ended September 30, 2004, we received purchase deposits of $3.68 million and made payments of $116,773 to Dahua Group for return a portion of short-term loans. The unsecured short-term loans provided by Dahua Group bear annual interest rate of 6%, for a period of three years.

For the nine months ended September 30, 2004, our operating activities provided us $562,343 of cash, largely as a result of customer deposits ($3,683,742), offset by increase in inventory of $2,665,057. For the year ended December 31, 2003, our operating activities used cash of $3,341,971, primarily as a result of net loss and increase in inventory ($2,985,427).

Our investing activities used cash $2,185 and $45,883 for the nine-month period ended September 30, 2004 and for the year ended December 31, 2003, respectively, which were used for purchase of property and equipment.

For the nine months ended September 30, 2004, our financing activities used cash of $93,925, of which we paid $116,773 of short-term loans, offset by net repayments received from short-term loans receivable. For the year ended December 31, 2003, our financing activities provided us $3,472,069 of cash, primarily from short-term loans ($3,610,073) provided by Dahua Group, our affiliate. We have no bank credit facility.

As of December 31, 2004, the Phase I of our Dahua Garden has been completed. We are currently applying with Beijing municipal and Changping district governmental agencies for all the requisite licenses, permits, and approvals to start our Phase II of Dahua Garden development project. The project will include 250 homes located on a 267,000-square meter site with community clubhouse, creeks, ponds, and professionally manicured gardens and landscape. We have not received such licenses, permits or approvals as of the date of this report. We estimate that approximately $60.5 million is required to complete the Phase II. In addition to customer deposits and short-term loans from Dahua Group, the proceeds generated from the Phase I sales will also be used to finance the Second Phase development.

As of the date of this report, we have made no material commitments for capital expenditures.

As of the date of this report, we believe that we don't have to raise additional funds in the next twelve months. In the event that adequate funding is not available, we may seek financing from institutional investors or banks to identify additional sources of financing. While there can be no assurance that we will have sufficient funds over the next twelve months, we believe that funds generated from the sale of our Phase I of Dahua Garden, plus customer deposits from pre-sale contracts will be adequate to meet our anticipated future operating expenses, capital expenditure and debt obligations for at least the next twelve months. Nevertheless, our continuing operating and investing activities may require us to obtain additional sources of financing. There can be no assurance that any necessary additional financing will be available to us on commercially reasonable terms, if at all.

Off-balance sheet arrangements

We have entered into an agreement with a bank that extended mortgage loans to buyers of our residential units, whereby we agree to provide certain limited guarantee, which cover the risk before the conveyance of title upon closing. We are required to deposit certain amount of funds into a special account with the bank.

Critical Accounting Polices and Estimates

Discussion and analysis of our financial condition and results of operations are based upon financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to bad debts, inventories, and sales returns. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

Revenue Recognition

We follow the provisions of Staff Accounting Bulletin 104, "Revenue Recognition" for revenue recognition. Under Staff Accounting Bulletin 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the seller's price to the buyer is fixed or determinable, and (iv) collectibility is reasonably assured.

We recognize revenue from sale of our residential homes when persuasive evidence of an arrangement exists, the homes are delivered to the buyers under the terms of the arrangement and title passes, the revenue is fixed or determinable, and the payment received.

Long-Lived Assets

Long-lived assets used in operations are reviewed periodically as to whether their carrying value has been impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Impairment losses are recorded when indicators of impairment are present and the assets' carrying value is greater than the sum of the future undiscounted cash flows, excluding interest, estimated to be generated by those assets. As of September 30, 2004, no indicators of impairment existed and no impairment losses have been recorded.


                          DESCRIPTION OF PROPERTY

We do not own any real estate properties other than the residential units we develop for sale. Our executive offices are located in an office complex of approximately 2,000 square feet at Level 19, Building C, Tianchuangshiyuan, Huizhongbeili, Chaoyang District, Beijing, China, 100012. This office spaces are provided by Dahua Group Ltd., our affiliate, at no charge. There is no leasing agreement regarding our office spaces. We believe that these facilities are adequate for our current and anticipated needs. Dahua Group may repossess the office facility at any time by giving us six-month notice. As of the date hereof, we have not received such notice to repossess from Dahua Group.

Investment Policies

As of the date of this report, we have no established policy with respect to investments on real estate or interests in real estate. However, we intend that substantially all of our investments will be residential luxury single-family houses. The purpose of such investments will primarily be generating sales revenues. There are no limitations on the percentage of assets which may be invested in any one investment or type of investments. Our board of directors may set such policy without a vote of our shareholders. We will not invest in real estate mortgages, and we will not invest securities of or interests in real estate investment trusts, partnership interests, or other persons primarily engaged in real estate activities.

We do not plan to limit the geographical area in which we may invest, but we expect that all of our investments will be made in metropolitan Beijing, China. We have no current plan to form a joint venture or other arrangements with third parties to engage in real estate development.

We may finance our investments through both public and private secured and unsecured debt offerings, as well as public and private placements of our equity securities. The equity securities may include both common and preferred equity issues. There are currently no restrictions on the amount of debt that we may incur. For the past three years, our operating activities were primarily financed by Dahua Group, our affiliate, by infusing equity capital and providing short-term unsecured loans. Additional financing has been derived from the purchase deposits received from our pre-sale of our Dahua Garden units.

Description of Real Estate and Operating Data

Our only real estate project currently being developed is the first phase of Dahua Garden, which is located in the northern suburb of Beijing, China, approximately 20 kilometers from the downtown areas of Beijing. It consists of 76 luxurious residential units, each ranging from 2,000 to 5,000 square feet in size with 3 to 4 bedrooms. The residential units are constructed on a piece of land of approximately 100 acres. The construction of all the units have been completed and being sold to the public. As the developer, we do not have title to the land, the use of which is licensed from the Chinese government for a period of 70 years expiring on April 27, 2073, but we own all the residential units constructed thereon. There are no material mortgages, liens or other encumbrances against the land or residential units. Upon conveyance of title to the residential units to the buyer, the land use rights will be passed to the buyer.

The second phase of Dahua Garden development includes 250 homes located on a 267,000-square meter site with community clubhouse, creeks, ponds, and professionally manicured gardens and landscape. We are currently applying with the Chinese government for all the requisite licenses, permits, and approvals. As of the date of this report, no such licenses, permits or approvals have been obtained.


                                LEGAL PROCEEDINGS

There are no legal actions pending against Bauer nor are any legal actions contemplated by Bauer.



Item 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Share Exchange Agreement as reported herein, on January 30, 2005, Waywood Investment Ltd. and Comp Hotel International Ltd. sold all, or 5,000,000 shares, of the Registrant's capital stock to Bauer for retirement in exchange for $100,000 in cash and 5%, or 1,000,000 shares, of the Registrant's issuance of its post-merger common stock. As a result of the reverse acquisition, the Registrant issued 19,000,000 shares of its common shares to 108 shareholders of Bauer on pro rata basis, the number of shares received by each person is proportionate to the number of shares he/she originally owned in Bauer.

All shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended. All share recipients are residents outside of the United States; the transaction took place outside the United States; and no directed selling efforts were made in the United States. We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.


Item 4.01.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

As a result of our acquisition of Bauer Invest Inc., we dismissed Stan J. H. Lee, CPA, a member firm of DMHD Hamilton Clark & Co., as our independent public accountant, and engaged Child, Sullivan & Company, the auditors of Bauer, as our certifying accountants. Bauer engaged Child, Sullivan & Company as its independent public accountants in September 2004. The decision to dismiss Stan J.H. Lee, CPA and appoint Child, Sullivan & Company was approved by the whole board of directors of the Registrant.

Stan J.H. Lee, CPA served as our independent public accountants for the period from March 8, 2002 (inception) to October 2003, when Stan J. H. Lee, CPA became unqualified because he did not register with the Public Accounting Oversight Board ("PAOB") as required by the Sarbares - Oxley Act of 2002 (the "Act"). Pursuant to the Act, accounting firms that are not registered with PAOB are prohibited from preparing or issuing audit reports on U.S. public companies and from participating in such audits. During the period as our independent public accountant, Stan H. Lee, CPA issued a report for the period from March 8, 2002 (date of inception) to December 31, 2002.

During the period from March 8, 2002, to October 2003, there were no disagreements between us and Stan J.H. Lee, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Stan J.H. Lee, CPA would have caused Stan J.H. Lee, CPA to make reference to the matter of the disagreement(s) in connection with its reports. In addition, during the period from March 8, 2002 to October 2003, there were no reportable events as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

In fiscal 2003 and until January 30, 2005, we were an inactive entity. Pursuant to Section 3-11 of Regulation S-X, our financial statements required for purposes of reports pursuant to the Securities Act of 1934 were unaudited.

At no time prior to January 30, 2005, did we (or anyone on behalf of us) consult with Child, Sullivan & Company on matters regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, or (ii) any matter that was the subject of a disagreement with Stan J.H. Lee, CPA or a reportable event, as defined in
Item 304(a)(2) of Regulation S-B.

We have provided Stan J.H. Lee, CPA, our former accountants, with a copy of a Current Report on Form 8-K prior to our filing with the SEC. We requested that Stan J.H. Lee, CPA furnish us with a letter addressed to the SEC stating whether he agrees with the above statements. Such letter from Stan J.H. Lee, CPA is herewith filed as Exhibit 16.1.


Item 5.01.   CHANGES IN CONTROL OF REGISTRANT

On January 30, 2005, Comp Hotel International Ltd. and Waywood Investment Ltd. ("Selling Stockholders"), which were collectively owned 100% of capital stock of Norton Industries Corp. (the "Registrant"), entered into a Share Exchange Agreement with Bauer Invest Inc., a British Virgin Islands corporation ("Bauer"), pursuant to which Selling Stockholders sold all outstanding capital shares, or 5,000,000 shares of common stock of the Registrant, owned by Selling Shareholders to Bauer in exchange for $100,000 in cash and five percent (5%), or 1,000,000 shares, of the capital shares issued and outstanding after the acquisition ("Post-Acquisition Shares"). This transaction was accounted for as a reverse acquisition.

As a result of this transaction, (i) Bauer becomes a wholly owned subsidiary of the Registrant, and the shareholders of Bauer became the Registrant's controlling shareholders; (ii) the name of the Registrant shall be changed to Dahua Inc., and (iii) all existing members of the Board of Directors and executive officers of the Registrant resign, and new Board members and executive officers are appointed by Bauer.

Prior to the acquisition, the Registrant was a blank check company seeking to complete a merger or business acquisition, and had virtually conducted no business. Bauer is a holding company, which conducts its business through its 80% owned subsidiary Beijing Dahua Real Estate Development Ltd., a company operating in the People's Republic of China ("Dahua Real Estate").

Prior to the exchange, the Registrant had 5,000,000 shares of common stock outstanding. Upon consummation of the share exchange, the Registrant has an aggregate of 20,000,000 shares of common stock outstanding.

The Share Exchange Agreement was adopted and approved by the respective Boards of Directors and shareholders of the Registrant and Bauer.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 30, 2005, each person who is known by us to own beneficially more than five percent of our outstanding common stock. We have only one class of securities outstanding. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                     Name and Address of    Amount & Nature of    Percent of
  Title of Class      Beneficial Owner       Beneficial Owner        Class
----------------- ---------------------  ---------------------   ------------
 Common Stock     Yonglin Du                1,520,000 shares        7.60%
                  Level 19, Building C,
                  Tianchuangshiyuan,
                  Huizhongbeili,
                  Beijing, China, 100012
----------------------------------------------------------------------------

Security Ownership of Management

The following table sets forth certain information, as of January 30, 2005, as to each class of our equity securities beneficially owned by all of our directors and nominees, each of the named executive officers, and our directors and executive officers as a group.

                     Name and Address of    Amount & Nature of    Percent of
  Title of Class      Beneficial Owner       Beneficial Owner        Class
----------------- ---------------------  ---------------------   ------------
 Common Stock     Yonglin Du                 1,520,000 shares        7.60%
                  Level 19, Building C,
                  Tianchuangshiyuan,
                  Huizhongbeili,
                  Beijing, China, 100012

 Common Stock     Qinna Zeng                    58,000 shares       * (ii)
                  Level 19, Building C,
                  Tianchuangshiyuan,
                  Huizhongbeili,
                  Beijing, China, 100012

  Common Stock    Hua Meng                      12,000 shares           *
                  Level 19, Building C,
                  Tianchuangshiyuan,
                  Huizhongbeili,
                  Beijing, China, 100012

  Common Stock    Wang Wulong                             Nil         Nil
                  c/o Level 19,
                  Building C,
                  Tianchuangshiyuan,
                  Huizhongbeili,
                  Beijing, China, 100012

             All officers and directors      1,590,000 shares        7.95%
             as a group
-----------------------------------------------------------------------------

The persons named above do not have any specified rights to acquire, within 60 days of the date of this report any options, warrants or rights and no conversion privileges or other similar obligations exist.

*   Less than one percent of the total number of shares outstanding.

We do not have any securities that are convertible into common stock.

Changes in Control

There are no arrangements that management is aware of that may result in changes in control as that term is defined by the provisions of Item 403(c) of Regulation S-B. There are no provisions within our Articles or Bylaws that would delay or prevent a change of control.


Item 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the acquisition, on January 30, 2005, Mr. Jianjun Zhang, the Registrant's sole executive officer and director resigned. New directors and officers were elected and appointed. The following table sets forth certain information regarding the executive officers and directors of the Registrant as of the date of this report.

Directors and Executive Officers

Each of our directors is elected by the shareholders to a term of one (1) year and serves until his or her successor is elected and qualified, or until he or she resigns or is removed from office. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. The board of directors has no nominating or compensation committees. The board of directors does not have an audit committee financial expert.

The name, address, age and position of our officers and directors are as set forth below:

       Name          Age                      Position Held
-----------------  ------   -------------------------------------------------
Du Yonglin           62      President, Chief Executive Officer and Director
Wang Wulong          64      Director
Meng Hua             28      Chief Financial Officer
Zeng Qinna           26      Corporate Secretary

The following is a brief description of business experience of each of our directors and executive officers during the past five years.

Mr. Yonglin Du has been our Chairman, Chief Executive Officer and President since January 30, 2005. From 1982 to 2003, Mr. Du held various prominent positions in China's petroleum and petrochemical industries, including Deputy Director of the Research Institute of Daqing Oilfield, Head of Petroleum and Petrochemical Division of the State Planning Commission, Deputy Director of the Energy Institute of the State Planning Commission, President of Shanghai Petroleum and Natural Gas Company. In 2003, he founded Dahua (Engineering) Management Group, China's first engineering management company.

Mr. Wulong Wang has been our Director since January 30, 2005. A graduate of Beijing Post and Telecommunication University, Mr. Wang is a senior engineer and China's registered Consulting Engineer. Mr. Wang joined China's State Planning Commission in 1979, and served as its Deputy Chief of Investment Bureau from 1988 to 1992, Chief of Key Construction Bureau from 1992 to 1994, Chief of Investment Bureau from 1994 to 1995. From 1995 to 2002, Mr. Wang served as the President of China International Engineering Consulting Company, and from 2002 to the present as a member of the Expert Committee of China Engineering Consulting Company, as well as a member of the Economic Commission of Chinese National People's Political Consultative Conference.

Ms. Hua Meng has been our Chief Financial Officer since January 30, 2005. She graduated from the Central University of Finance and Economics of China in July 2003 with a master degree in accounting. She is a Certified Public Accountant in China. From July 1999 to May 2000, Ms. Meng worked for Beijing Baisheng Light Industry Development Co. Ltd. Since July 2003, Ms. Meng has been Chief Financial Officer of Dahua Project (Engineering) Management (Group) Company Limited.

Ms. Qinna Zeng has been our Corporate Secretary since January 30, 2005. She graduated from the Central University of Finance and Economics in China in July 2003 with a master degree in finance. From July 1999 to August 2000, Ms. Zeng worked for the Lichuan Branch of People's Bank of China as a statistician. Ms. Zeng has been Corporate Secretary of Dahua Project (Engineering) Management (Group) Company Limited since July 2003.

None of our directors and officers has ever held any position in a reporting company.

Significant Employees

There are no significant employees other than our executive officers.

Family Relationships

There are no family relationships among directors or officers.

Involvement in Certain Legal Proceedings

During the past five years, none of our officers, directors, promoters or control persons has had any of the following events occur:

  o any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  o any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

  o being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and/or

   o being found by a court of competent jurisdiction, in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.


Item 8.01.   OTHER EVENTS

As a consequence of the reverse acquisition as described in Items 2.01 and 5.01, we relocate our offices to Level 19, Building C, Tianchuangshiyuan, Huizhongbeili, Chaoyang District, Beijing, China, 100012, and our telephone number at this address is 86-10-6480-1527.

Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Bauer becomes the successor issuer to Norton Industries Corp. for reporting purposes under the Securities Exchange Act of 1934 and elects to reports under the Act effective as of the date of this report.


Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS


(a)  Financial statements of business acquired.

   (1) Audited Financial Statements of Bauer Invest Ltd. for the Nine Months Ended September 30, 2004;

   (2) Audited Financial Statements of Beijing Dahua Real Estate Development Ltd. for the Nine Months Ended September 30, 2004, the Year Ended December 31, 2003, and for the Period from September 24, 2001
       (Inception) to December 31, 2002.

(b)  Pro forma financial information:  None

(c)  Exhibits

     2.1. Share Exchange Agreement among Bauer Invest Inc., Comp Hotel International Limited and Waywood Investment Limited dated January 30, 2005.

    16.1    Letter from Stan J. H. Lee, CPA.





                              Bauer Invest Inc.

                            Financial Statements

                For the Nine Months Ended September 30, 2004,



         Report of Independent Registered Public Accounting Firm


To The Stockholders
Bauer Invest Inc.

We have audited the accompanying balance sheet of Bauer Invest Inc. as of September 30, 2004, and the related statements of operations, changes in equity, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the AICPA's Auditing Standards Board and in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bauer Invest Inc. as of September 30, 2004, and the results of its operations and its cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/ Child, Sullivan & Company
-----------------------------
Child, Sullivan & Company
Salt Lake City, Utah
December 5, 2004








                               BAUER INVEST INC.

                                BALANCE SHEET


                                                         September 30,
                                                             2004


                                    ASSETS

Current Assets:
Cash and cash equivalents.......................      $      570,932
Inventory.......................................           7,579,601
Loans receivable (note 4).......................              56,943
                                                      --------------
     Total Current Assets.......................           8,207,476

Property, Plant, & Equipment:
Computer equipment..............................               3,450
Office equipment................................              43,464
Telephones......................................               1,026
Vehicles........................................              11,498
                                                      --------------
     Total Property, Plant, & Equipment.........              59,438
        Less: Accumulated depreciation..........            (17,541)
                                                      --------------
     Net Fixed Assets...........................              41,897

Total Assets....................................       $   8,249,373
                                                      ==============


                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable................................      $       25,393
Customer deposits...............................           3,749,038
Short-term loans (note 5).......................              34,134
Short-term loans - related parties (note 6).....           3,845,326
Accrued interest - short-term loans,
  related parties (note 6)......................              98,161
Other accruals..................................               4,215
                                                       -------------
     Total Current Liabilities..................           7,756,267

Minority interest...............................              98,621

Equity:
Common stock; $1.00 par; 50,000 shares authorized;
  1 share issued and outstanding................                   1
Additional paid-in capital......................             492,211
Accumulated deficit.............................            (97,727)
                                                       -------------
     Total Equity...............................             394,485

Total Liabilities and Equity....................       $   8,249,373
                                                       =============



                 See accompanying notes to financial statements




                             BAUER INVEST INC.

                         STATEMENT OF OPERATIONS


                                                        Nine Months
                                                           Ended
                                                        September 30,
                                                            2004
                                                       --------------

Revenue
   Sales........................................       $           -
   Cost of goods sold...........................                   -
                                                       --------------
   Gross profit (loss)                                             -

Expenses:
Advertising.....................................              28,442
Depreciation....................................               3,049
Office supplies.................................               4,356
Payroll expense.................................              38,720
Legal fees......................................               8,061
Utilities.......................................              10,296
Meals, travel, & entertainment..................               5,066
Telephone.......................................               2,541
Automobile......................................               4,971
Taxes...........................................               7,809
Other general and administrative................               6,698
                                                       --------------
Total Expenses..................................             120,009

Net Loss From Operations........................           (120,009)

Other Income (Expense)
Other expenses..................................             (3,477)
Interest expense................................                   -
Interest income.................................               1,166
Other income....................................                 161
                                                        -------------
Total Other Income (Expense)....................             (2,150)

Net Loss Before Income Taxes....................           (122,159)

  Provision for income taxes....................                   -

Minority interest in loss of subsidiary.........            (24,432)

Net Loss........................................       $    (97,727)
                                                       ==============




                 See accompanying notes to financial statements





                                BAUER INVEST INC.

                            STATEMENTS OF CASH FLOWS


                                                          Nine Months
                                                             Ended
                                                          September 30,
                                                             2004
                                                        -----------------

Cash Flows from Operating Activities
  Net loss....................................          $      (97,727)
  Adjustments to reconcile net loss to
   net cash provided by (used in) operations:
     Depreciation.............................                   3,049

   Changes in operating assets and liabilities:
     Inventory................................              (1,184,470)
     Accounts payable.........................                 (81,472)
     Customer deposits........................                1,637,219
     Accrued interest.........................                        -
     Other accruals...........................                  (2,236)
                                                        ---------------
 Cash Provided by (Used in) Operating Activities                274,363

Cash Flows from Investing Activities
 Purchase of property, plant, & equipment.....                    (971)
                                                        ---------------
 Cash Used in Investing Activities............                    (971)

Cash Flows from Financing Activities
 Repayments received from short-term loans receivable            22,848
 Payments on short-term loans payable - related parties       (116,773)
 Contributed capital for subsidiary acquisition                 391,465
                                                        ---------------
 Cash Provided by (Used in) Financing Activities                297,540

Net Increase in Cash and Cash Equivalents.....                  570,932

Cash and Cash Equivalents at the Beginning of the Period              -

Cash and Cash Equivalents at the End of the Period       $      570,932
                                                         ==============

Supplemental Disclosures:
  Interest paid in cash.......................           $           -
                                                         ==============
Supplemental Disclosures of Noncash Investing and Financing Activities:

Acquisition of subsidiary with equity.........           $      100,747
                                                         ==============



                  See accompanying notes to financial statements




                                      BAUER INVEST INC.

                               STATEMENT OF CHANGES IN EQUITY


                                                 Additional
                                 Common           Paid-in        Accumulated
                                  Stock           Capital          Deficit          Total
                             -------------   -----------------  -------------   ------------
Balance, January 1, 2004     $        -       $          -       $       -       $        -

Acquisition of subsidiary             1             492,211              -          492,212

Net loss                              -                   -        (97,727)         (97,727)
                             -----------      -------------     ------------    -------------
Balance, September 30, 2004  $        1        $    492,211       $(97,727)      $  394,485
                             ===========      =============     ============    =============



                        See accompanying notes to financial statements





                                 BAUER INVEST INC.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

1.   Nature of operations

Bauer Invest Inc. (the Parent) was incorporated on December 10, 2003, under the laws of the Territory of the British Virgin Islands (BVI).

The Parent has had no operations other than the acquisition of 80% of Beijing Dahua Real Estate Development, Ltd. (the Subsidiary), a corporation with operations in the People's Republic of China (PRC), on May 25, 2004. Because the Parent has no operations, the assets and liabilities reflected on the balance sheet are essentially those of the Subsidiary, and the statement of operations reflects the operations of the Subsidiary from the date of acquisition to September 30, 2004. These financial statements should be read in conjunction with the full set of financial statements of the Subsidiary as of and for the periods ended September 30, 2004, and December 31, 2003 and 2002. The consolidated entity is referred to as the Company.

The Company engages in the development of real estate and the sale of commodity housing. The Company also provides management for its housing, information consulting, and sales of building, electrical, and decorating materials. The Company has been in the process of acquiring and developing land and housing for sale, and is now prepared for sales of those items to begin.

2.   Basis of Presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America
(US GAAP). This basis differs from that used in the statutory accounts of the Subsidiary, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in the PRC.
All necessary adjustments have been made to present the financial statements in accordance with US GAAP.

3.  Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company's business.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks.

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable. The Company had no trade accounts receivable during the audit periods presented.

Inventories

Inventories consist primarily of land acquisition and development costs, and engineering, infrastructure, and construction work-in-progress costs. The inventories are valued at cost based on the level of completion. No provision for potential obsolete inventory has been made.

Property, Plant, and Equipment

Property, plant, and equipment are carried at cost less accumulated depreciation, which is computed using the straight-line method over the useful lives of the assets. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Property and equipment are depreciated over their estimated useful lives as follows:

        Computer equipment              3 years
        Office equipment                7 years
        Vehicles                        7 years

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company also evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.

Revenue Recognition

The Company recognizes revenue when the earnings process is complete. Such completion is identified when a home is sold and payment received, or when services are provided.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expense amounted to $28,442 for the nine months ended September 30, 2004.

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Renminbi (RMB). The financial statements are translated into US dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The exchange rate for RMB to US dollars has varied by only 100ths during 2004, 2003, and 2002. Thus, the consistent exchange rate used has been 8.27 RMB per each US dollar. Since there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. Nearly all differences in tax bases and financial statement carrying values are permanent differences. Therefore, the Company has recorded no deferred tax assets or liabilities.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

4.   Loans Receivable

The Company is owed $56,943 at September 30, 2004. The advances are non-interest bearing and due on demand. Interest has not been imputed due to its minimal amount.

5.   Short-term Loans

Notes payable had a balance of $34,134 at September 30, 2004. The notes are non-interest bearing and due on demand. Interest has not been imputed due to its minimal amount.

6.   Related Party Transactions

Notes payable to related parties had a balance of $3,943,487 at September 30, 2004. The notes carry an annual interest rate of 6 percent and are due on demand. Interest expense was $98,161 for the year ended December 31, 2003, which remained accrued at September 30, 2004. The note was negotiated to carry no interest during 2004.

7.   Income Taxes

The Company is currently not subject to income taxes according to applicable tax laws in the PRC.

8.    Contingencies

The Company has not, historically, carried any property or casualty insurance. No amounts have been accrued for any liability that could arise from the lack of insurance. Management feels the chances of such an obligation arising are remote.







                    Beijing Dahua Real Estate Development, Ltd.

                       Financial Statements and Schedule


                 For the Nine Months Ended September 30, 2004,
                   the Year Ended December 31, 2003, and for
       the Period from September 24, 2001 (inception) to December 31, 2002



                        INDEPENDENT AUDITORS' REPORT



To The Stockholders
Beijing Dahua Real Estate Development, Ltd.

We have audited the accompanying balance sheets of Beijing Dahua Real Estate Development, Ltd. as of September 30, 2004, and as of December 31, 2003 and 2002, and the related statements of operations, changes in equity, and cash flows for the nine months ended September 30, 2004 the year ended December 31, 2003, and the period from September 24, 2001 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Dahua Real Estate Development, Ltd. as of September 30, 2004, and as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Child, Sullivan & Company
------------------------------
Child, Sullivan & Company
Salt Lake City, Utah
October 29, 2004






                  BEIJING DAHUA REAL ESTATE DEVELOPMENT, LTD.


                              BALANCE SHEETS


                                                September 30,            December 31,
                                                    2004            2003             2002
                                                --------------  --------------   ------------

                             ASSETS
Current Assets:
 Cash and cash equivalents................     $      570,932    $    104,699    $    20,484
 Inventory................................          7,579,601       4,914,544      1,929,117
 Loans receivable (note 4)................             56,943          79,791         90,662
                                               --------------    ------------    -----------
    Total Current Assets..................          8,207,476       5,099,034      2,040,263

Property, Plant, & Equipment:
 Computer equipment.......................              3,450           2,813          1,790
 Office equipment.........................             43,464          41,916          8,554
 Telephones...............................              1,026           1,026          1,026
 Vehicles.................................             11,498          11,498              -
                                               --------------    -------------  -------------
   Total Property, Plant, & Equipment.....             59,438          57,253         11,370
     Less: Accumulated depreciation.......           (17,541)        (10,680)        (1,965)
                                               --------------    -------------  -------------
   Net Fixed Assets.......................             41,897          46,573          9,405
                                               --------------    -------------  -------------
Total Assets..............................     $    8,249,373    $  5,145,607   $  2,049,668
                                               ==============    =============  =============


           LIABILITIES AND SHAREHOLDERS' EQUITY


Current Liabilities:
 Accounts payable.........................     $      25,393     $   208,706    $   471,584
 Customer deposits........................         3,749,038          65,296              -
 Short-term loans (note 5)................            34,134          34,134        183,009
 Short-term loans - related parties (note 6)       3,845,326       3,962,099        352,026
 Accrued interest - short-term loans,
   related parties (note 6)...............            98,161          98,161              -
 Other accruals...........................             4,215           9,247          3,643
                                               -------------    -------------   -----------
   Total Current Liabilities..............         7,756,267       4,377,643      1,010,262

Equity:
Registered capital........................         1,209,190       1,209,190      1,209,190
Accumulated deficit.......................         (716,084)        (441,226)     (169,784)
                                               -------------    -------------   ------------
  Total Equity............................           493,106         767,964      1,039,406
                                               -------------    -------------   ------------
Total Liabilities and Equity..............     $   8,249,373    $  5,145,607    $ 2,049,668
                                               =============    =============   ============



                      See accompanying notes to financial statements







                          BEIJING DAHUA REAL ESTATE DEVELOPMENT, LTD.

                                STATEMENTS OF OPERATIONS


                                                                             September 24
                                            Nine Months                    2001 (inception)
                                               Ended         Year Ended        Through
                                            September 30     December 31      December 31
                                                2004            2003             2002
                                           --------------   --------------  ---------------
Revenue
 Sales.................................     $          -    $         -    $          -
 Cost of goods sold....................                -              -               -
                                           --------------   --------------  --------------
 Gross profit (loss)...................                -              -               -


Expenses:
 Advertising...........................            63,992        28,665             266
 Depreciation..........................             6,861         8,715           1,965
 Office supplies.......................             9,801        10,481          15,695
 Payroll expense.......................            87,121        58,193          17,934
 Legal fees............................            18,138             -               -
 Utilities.............................            23,167         9,629           2,552
 Meals, travel, & entertainment........            11,398        17,313          49,768
 Telephone.............................             5,718         7,399           4,565
 Automobile............................            11,185         8,590           4,646
 Taxes.................................            17,570         1,507               -
 Other general and administrative......            15,070        16,677          72,562
                                           --------------   -----------     ------------
Total Expenses.........................           270,021       167,169         169,953
                                           --------------   -----------     ------------

Net Loss From Operations...............         (270,021)     (167,169)       (169,953)

Other Income (Expense)
 Other expenses........................           (7,823)       (6,776)            (58)
 Interest expense......................                 -      (98,161)               -
 Interest income.......................             2,624           664             227
 Other income..........................               362             -               -
                                           --------------   ------------   ------------
Total Other Income (Expense)...........           (4,837)     (104,273)             169

Net Loss Before Income Taxes...........         (274,858)     (271,442)        (169,784)
 Provision for income taxes............                 -             -                -
                                           ---------------  ------------    ------------

Net Loss...............................     $   (274,858)   $ (271,442)     $  (169,784)
                                           ================ ============    ============




                      See accompanying notes to financial statements






                      BEIJING DAHUA REAL ESTATE DEVELOPMENT, LTD.


                            STATEMENTS OF CASH FLOWS

                                                                             September 24
                                            Nine Months                    2001 (inception)
                                               Ended         Year Ended        Through
                                            September 30     December 31      December 31
                                                2004            2003             2002
                                           --------------   --------------  ---------------


Cash Flows from Operating Activities
 Net loss.............................    $     (274,858)   $    (271,442)   $   (169,784)
 Adjustments to reconcile net loss
   to net cash provided by (used in) operations:
     Depreciation.....................              6,861            8,715          1,965

   Changes in operating assets and liabilities:
     Inventory........................        (2,665,057)      (2,985,427)    (1,929,117)
     Accounts payable.................          (183,313)        (262,878)        471,584
     Customer deposits................          3,683,742           65,296              -
     Accrued interest.................                  -           98,161              -
     Other accruals...................            (5,032)            5,604          3,643
                                           --------------    -------------    ------------
 Cash Provided by (Used in)
    Operating Activities..............            562,343      (3,341,971)    (1,621,709)

Cash Flows from Investing Activities
 Purchase of property, plant, & equipment         (2,185)         (45,883)       (11,370)
                                           --------------    --------------   ------------
Cash Used in Investing Activities.....            (2,185)         (45,883)       (11,370)

Cash Flows from Financing Activities
 Net repayments received from
  (advances made on) short-term
	loans receivable................             22,848          10,871        (90,662)
 Net proceeds from (payments on)
  short-term loans payable............                  -       (148,875)        183,009
Net proceeds from (payments on)
  short-term loans payable - 	related parties   (116,773)       3,610,073        352,026
Contributed capital...................                  -               -      1,209,190
                                           --------------    -------------   -----------
 Cash Provided by (Used in)
     Financing Activities.............           (93,925)       3,472,069      1,653,563

Net Increase in Cash and Cash Equivalents         466,233          84,215         20,484

Cash and Cash Equivalents at
  the Beginning of the Period.........            104,699          20,484              -
                                           --------------   --------------  -------------
Cash and Cash Equivalents at
  the End of the Period...............      $     570,932     $   104,699    $    20,484
                                            =============    =============   ============

Supplemental Disclosures:

Interest paid in cash.................      $           -     $         -    $        -
                                            =============    =============   ============



                        See accompanying notes to financial statements





                    BEIJING DAHUA REAL ESTATE DEVELOPMENT, LTD.

                           STATEMENT OF CHANGES IN EQUITY
            FROM SEPTEMBER 24, 2001 (INCEPTION) TO SEPTEMBER 30, 2004


                                                      Registered      Accumulated
                                                       Capital          Deficit         Total
                                                  --------------   --------------  ------------
Balance, February 24, 2001 (inception).......      $          -     $         -     $         -

Capital contributions........................         1,209,190               -        1,209,190

Net loss.....................................                 -        (169,784)       (169,784)
                                                   -------------    ------------    ------------
Balance, December 31, 2002...................         1,209,190        (169,784)       1,039,406

Net loss.....................................                 -        (271,442)       (271,442)
                                                   -------------    ------------    ------------
Balance, December 31, 2003...................         1,209,190        (441,226)         767,964

Net loss.....................................                 -        (274,858)       (274,858)
                                                   -------------    ------------    ------------
Balance, September 30, 2004..................      $  1,209,190      $ (716,084)    $    493,106
                                                   =============    ============    ============



                        See accompanying notes to financial statements







                  BEIJING DAHUA REAL ESTATE DEVELOPMENT, LTD.

                          NOTES TO FINANCIAL STATEMENTS
              SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


1.   Nature of operations

Beijing Dahua Real Estate Development, Ltd. (the Company) was incorporated on September 24, 2001, under the laws of the People's Republic of China (the PRC). In the PRC, Ltd, or Limited, is equivalent to Inc, or Incorporated, in the United States (US).

The Company engages in the development of real estate and the sale of commodity housing. The Company also provides management for its housing, information consulting, and sales of building, electrical, and decorating materials. The Company has been in the process of acquiring and developing land and housing for sale, and is now prepared for sales of those items to begin.

2.   Basis of Presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (US
GAAP). This basis differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in the PRC. All necessary adjustments have been made to present the financial statements in accordance with US GAAP.

3.   Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company's business.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks.

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable. The Company had no trade accounts receivable during the audit periods presented.

Inventories

Inventories consist primarily of land acquisition and development costs, and engineering, infrastructure, and construction work-in-progress costs. The inventories are valued at cost based on the level of completion. No provision for potential obsolete inventory has been made.

Property, Plant, and Equipment

Property, plant, and equipment are carried at cost less accumulated depreciation, which is computed using the straight-line method over the useful lives of the assets. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Property and equipment are depreciated over their estimated useful lives as follows:

     Computer equipment      3 years
     Office equipment        7 years
     Vehicles                7 years

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company also evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.

Registered Capital

Companies in the PRC are not held by stock ownership as is the case in the US. Those creating a company register and pay in a given amount of required registered capital at formation of the company, as required by laws in the PRC governing business entity formation.

Revenue Recognition

The Company recognizes revenue when the earnings process is complete. Such completion is identified when a home is sold and payment received, or when services are provided.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expense amounted to $63,992, $28,665 and $266 for the nine months ended September 30, 2004, the year ended December 31, 2003 and the period from September 24, 2001 (inception) to December 31, 2002, respectively.

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Renminbi (RMB). The financial statements are translated into US dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The exchange rate for RMB to US dollars has varied by only 100ths during 2004, 2003, and 2002. Thus, the consistent exchange rate used has been 8.27 RMB per each US dollar. Since there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. Nearly all differences in tax bases and financial statement carrying values are permanent differences. Therefore, the Company has recorded no deferred tax assets or liabilities.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

4.   Loans Receivable

The Company is owed $56,943, $79,791, and $90,662 at September 30, 2004 and December 31, 2003 and 2002, respectively. The advances are non-interest bearing and due on demand. Interest has not been imputed due to its minimal amount.

5.   Short-term Loans

Notes payable had balances of $34,134 at September 30, 2004 and December 31, 2003, and $183,009 at December 31, 2002. The notes are non-interest bearing and due on demand. Interest has not been imputed due to its minimal amount.

6.   Related Party Transactions

Notes payable to related parties had balances of $3,943,487, $4,060,260, and $352,026 (including accrued interest) at September 30, 2004 and December 31, 2003 and 2002, respectively. The notes carry an annual interest rate of 6 percent and are due on demand. Interest expense was $98,161 for the year ended December 31, 2003, which remained accrued at September 30, 2004. Interest for the period of September 24, 2001 (inception) through December 31, 2002 was minimal and, therefore, not expensed.

7.   Income Taxes

The Company is currently not subject to income taxes according to applicable tax laws in the PRC.

8.    Contingencies

The Company has not, historically, carried any property or casualty insurance. No amounts have been accrued for any liability that could arise from the lack of insurance. Management feels the chances of such an obligation arising are remote.





                                    SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



NORTON INDUSTRIES CORP.



By: /s/ Yonglin Du
-----------------------------
Yonglin Du, President and CEO


Date:  February 3, 2005